Exhibit 10(d)

DEFERRED COMPENSATION
For Non-employee Directors
(as Amended and Restated Effective January 1, 2005)

1.	Eligibility

Each director who is not an employee of Emerson Electric Co. (“Emerson” or the “Company”) or a corporation in which Emerson owns 50% or more of the outstanding stock, shall have the right to elect to defer the payment of all or any part of the cash compensation to which such director would otherwise be entitled as retainers or fees, whether for service on the Board of Directors of Emerson or on a committee thereof (“Fees”), with such deferred compensation payable at the time and in the manner hereinafter stated.

2.	Election

Each director who elects to defer Fees hereunder may, at the time of such election, also elect to have some or all of such deferred Fees converted into units equivalent to shares of Emerson common stock ("Units") in which case Emerson shall establish an account for such director and shall credit to the account a number of Units equal to the number of full and fractional shares of Emerson common stock ("Shares") which could be purchased with such deferred Fees on the date such Fees would have been paid had there been no deferral. In addition, any director who elected to defer Fees hereunder prior to implementation of the amended and restated Plan approved on June 6, 1989, may elect to have such deferred Fees not previously paid also converted into full and fractional Units. The price per Share for converting into Units shall be the mean between the high and the low of the price per Share on the New York Stock Exchange on such dates for such Shares, or if no Shares have been traded on such date, then the next succeeding date on which such Shares have been traded ("Market Price"). A director who elects to have deferred Fees converted into Units shall have his account credited with additional Units equal in value to dividends which he would have received if he had been the owner of a number of Shares equal to the number of Units in his account. The price per share for converting dividends into such additional Units shall be the Market Price as of the payment dates for such dividends. No director shall be deemed to be the owner of any Shares pursuant to this Plan.

Each director shall have until the date specified by the Company, which shall be no later than the last day of the director’s taxable year, to execute and deliver to the Executive Compensation Executive of the Company (the “Executive Compensation Executive”) a “Notice of Election” by which the director elects to defer a percentage, up to 100%, of Fees to be earned in subsequent taxable years and which, but for such election, would be paid to the director. Such Notice of Election must specify (i) the percentage or amount of Fees to be deferred, (ii) the manner of distribution, (iii) the beneficiary designations of the participating director, and (iv) the extent to which the deferred Fees are to be credited with interest as provided in Section 4 or converted into Units as specified above.

Notwithstanding any provision contained herein to the contrary, each director who first becomes eligible to participate in the Plan during a plan year may file a Notice of Election within thirty (30) days after the date he or she first becomes eligible to

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participate in the Plan, but only with respect to the Fees relating to services to be performed subsequent to such election.

Once a director files his initial Notice of Election, the manner of distribution shall be irrevocable, even with respect to future deferrals. With respect to the percentage or amount of Fees to be deferred, the director’s Notice of Election shall remain in effect until changed or revoked by the filing of a new Notice of Election with the Executive Compensation Executive; however, as of December 31, such election becomes irrevocable with respect to Fees payable in connection with services performed in the immediately following year. An election relating to the conversion of deferred Fees into Units may be changed prospectively but no more frequently than once per calendar year by providing written notice to the Executive Compensation Executive.

Notwithstanding any provision contained herein to the contrary, a director shall have until the date specified by the Company, which shall be no later than December 31, 2007, to change the manner of payment previously elected; however, the director shall be prohibited from changing the payment elections with respect to payments that he would otherwise receive in 2007.

3.	Payment of Deferred Fees

Except as otherwise provided herein, payment of deferred Fees, together with any interest or dividend accruals thereon, (“Account Balance”) shall be paid to the director in a cash lump sum (with Fees which have been converted into Units, converted into cash equal to the Market Price on the payment date multiplied by the number of Units then being paid) on the date 30 days after his resignation or removal from office (whichever event occurs first), unless the director designated optional installment payments in the Notice of Election. The substantially equal annual installment payments will commence on the date 30 days after his resignation or removal from office over a period not to exceed ten (10) years, provided however, that in the event such installment method of distribution will result in any regular installment being less than $400, the director’s entire Account Balance shall be distributed in a single lump sum on such date regardless of the manner of distribution designated on his Notice of Election. In the event a director shall elect to receive his Account Balance in installments, interest shall continue to be credited on the undistributed sums as provided in Section 4 and/or dividend accruals shall continue to be credited on the undistributed Units in his account as provided in Section 2.

Notwithstanding any provision herein to the contrary, in the event the director’s Account Balance includes Fees which have been converted into Units, payment of such converted amounts which otherwise would have been payable prior to the date six months after the director’s resignation or removal from office shall be delayed until the date six months after the later of: (i) the director’s resignation or removal from office or (ii) the conversion of such Fees into Units.

In the event that a director demonstrates to the satisfaction of the Corporate Governance and Nominating Committee of the Company’s Board of Directors (the “Committee”) that he has suffered an unforeseeable emergency, the Committee may, if it deems advisable in its sole and absolute discretion, distribute any portion of the director’s Account Balance, but in no event more than the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result

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of the distribution, after taking into consideration the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this Plan. However, in no event may Fees which have been converted into Units be payable on account of hardship. Any amount which becomes payable on account of a financial hardship shall be distributed on the date the Committee approves the hardship distribution and the director’s Account Balance shall be reduced by the amount so distributed and/or utilized. For purposes of Section 3, an unforeseeable emergency shall mean a severe financial hardship to the director resulting from an illness or accident of the director, the director’s spouse, the director’s beneficiary, or a dependent (as defined by Code Section 152 but without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)) of the director, loss of the director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the director.

In all cases in which amounts are payable upon a fixed date, payment is deemed to be made upon the fixed date if the payment is made on such date or a later date within the same taxable year of the director or, if later, by the 15th day of the third calendar month following the specified date, provided the director is not permitted, directly or indirectly, to designate the taxable year of the payment. In addition, a payment is treated as made upon the date specified under the Plan if the payment is made no earlier than 30 days before the designated payment date and the director is not permitted, directly or indirectly, to designate the taxable year of the payment.

4.	Interest Rate

Deferred Fees which a director has not elected to be converted into Units shall be credited with interest compounded quarterly at the prime rate with any change in interest rate taking effect simultaneously with the change in the prime rate, or such other rate as may be established from time to time by the Committee. Such interest shall accrue from the dates that Fees would otherwise be payable had such Fees not been deferred. For all purposes of this Plan, the term “prime rate” shall mean the prime rate publicly announced by Bank of America, N.A. for 90-day commercial loans.

5.	Designation of Beneficiary

Each director may designate one or more beneficiaries to receive all sums due to such director hereunder upon his death. Such beneficiary designation may be revoked or amended by such director, from time to time, by appropriate notice in writing delivered to the Executive Compensation Executive. In the absence of any beneficiary designation or in the event that the designated beneficiaries shall not be living at the time of death of the director, the account value on the date of death of the director shall be payable and delivered to the estate of such deceased director.

6.	Death or Incapacity of Director

Upon the death of a serving director, the entire Account Balance, including all Fees deferred under the Plan, and all unpaid installments of Fees then being paid and interest and earnings thereon, shall be distributed in one lump sum cash amount to his designated beneficiary or estate. In addition, with respect to a director

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who has elected to have his deferred Fees converted into Units, a cash lump sum equal to the Market Price on the date of death multiplied by the number of Units credited to his account on such date shall be paid to his designated beneficiary or estate. Upon the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum cash amount to his designated beneficiary or estate. Payments required to be made under this Section shall be made on the date 30 days after the director’s death.

In the event that any person to whom deferred Fees are distributable under the terms of this Plan shall be unable to properly manage his own affairs by reason of incapacity, all amounts payable hereunder may be paid to a duly appointed personal representative, conservator or guardian or to any person, firm or a corporation furnishing or providing support and maintenance to such distributee. The Company and its officers and employees shall be fully and completely exonerated from all liability to any distributee upon making payment in accordance with the terms of this paragraph.

7.	Change of Control

Notwithstanding anything else contained in the Plan, in the event of a Change of Control (as hereinafter defined), the entire account balance of each director, including all Fees deferred under the Plan, and all unpaid installments of Fees then being paid, and interest and earnings thereon, shall immediately be paid to the director in a single cash lump sum on the date of the Change of Control. For the purpose of this section, a “Change of Control” shall mean a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Code Section 409A and the regulations promulgated thereunder.

8.	Amendment and Termination

The Board may at any time amend or terminate this Deferred Compensation Plan; however, no action of the Board may permit anyone other than a director eligible under Section 1 to participate in the Plan. In the event the Plan is terminated, a director’s Account Balance shall become payable only to the extent permissible under the regulations promulgated by the Secretary of Treasury pursuant to Code Section 409A and in the manner set forth therein.

9.	Miscellaneous

The Committee shall have full power and authority to administer, construe and interpret this Plan. The Committee may, from time to time, name a Company employee to administer, construe or interpret the terms of the Plan. The decisions of the Committee concerning the administration, construction and interpretation of this Plan shall be final, conclusive and binding upon all parties involved, including the successors and assigns of Emerson.

No right or payment under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right or payment hereunder shall be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign,

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pledge, encumber or charge any right or payment hereunder, then such right or payment shall, in the discretion of the Committee terminate. In such a case, the Company may hold or apply the same or any part thereof for the benefit of the participant or beneficiary, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee shall determine, and their decision shall be final, conclusive and binding upon all persons involved.

In the event of changes in the outstanding Shares of the Company by reason of stock dividends, spin-offs, recapitalization, mergers, consolidations, split-ups, combinations or exchange of shares and the like, the account of a director who has elected to convert his deferred Fees into Units shall be appropriately adjusted to reflect such action if such action consists of distribution of Company stock. For purposes of the foregoing, an appropriate adjustment shall mean, in the case of a stock dividend, stock split, or reverse stock split, an equitable adjustment so as to maintain the same proportionate number of Units as were allocated to the account prior to such action. If such action consists of any other distribution, the value of such distribution shall be converted to Units on the date of such distribution.

This Plan is unfunded. Detailed records of amounts deferred hereunder, including interest credits and payouts, shall be maintained by the Executive Compensation Executive, and made available on reasonable notice for any director's inspection with respect to such director's own deferrals.

As approved by Emerson’s Board of Directors on this 7th day of August, 2007.

DIRECTORS DEFERRED COMPENSATION PLAN
INITIAL NOTICE OF ELECTION

1.	Name of Director: __________________________________________________

2.	Percentage of Fees to be Deferred: ________%

3.	Deferral Options:	Cash ______%	Phantom Stock ______%

4.	Manner of Distribution (irrevocable):
☐	lump sum
☐	annual installments over ____ years (not to exceed 10 years)

5.	Beneficiary Designation: Name and Address
______________________________________________________________________________________________________________________________________

6.	Alternative Beneficiary Designation: Name and Address
______________________________________________________________________________________________________________________________________

The undersigned acknowledges this election as to the manner of distribution is irrevocable, even with respect to Fees that may be earned and deferred in future years; and that the election as to the percentage of Fees to be deferred shall remain in effect until the first day of the calendar year following the date a Notice of Election Change is filed with the Executive Compensation Executive of Emerson. Furthermore, the undersigned acknowledges that the deferral option in paragraph 3 may not be modified more often than annually.

By: _____________________________________	Date: _________________________

Return completed form to:	Cynthia Heath, Station 2988
Emerson Electric Co.
8000 W. Florissant Avenue
St. Louis, MO 63136

DIRECTOR FORM 1

DIRECTORS DEFERRED COMPENSATION PLAN
NOTICE OF ELECTION CHANGE

1.	Name of Director: __________________________________________________

2.	Percentage of Fees to be Deferred: ________%

3.	Deferral Options:	Cash ______%	Phantom Stock ______%

4.	Beneficiary Designation: Name and Address
______________________________________________________________________________________________________________________________________

5.	Alternative Beneficiary Designation: Name and Address
______________________________________________________________________________________________________________________________________

6.	Change in Deferral Options (if any; no more often than annually):

☐	I elect to transfer ____% of my Phantom Stock account to the Cash option.
☐	I elect to transfer ____% of my Cash account to the Phantom Stock option.

The undersigned acknowledges an election change as to the percentage of fees to be deferred shall not take effect until the first day of the next calendar year and shall remain in effect until the first day of the calendar year immediately following the date a new Notice of Election Change is filed with the Executive Compensation Executive of Emerson. Furthermore, the undersigned acknowledges that the deferral options in paragraphs 3 and 6 may not be modified more often than annually.

By: _____________________________________	Date: _________________________

Return completed form to:	Cynthia Heath, Station 2988
Emerson Electric Co.
8000 W. Florissant Avenue
St. Louis, MO 63136

DIRECTOR FORM 2

DIRECTORS DEFERRED COMPENSATION PLAN
PAYMENT ELECTION FORM

1.	Name: ____________________________________________

2.	Manner of Distribution:

I hereby elect that all amounts, which have been deferred and may become deferred under the Deferred Compensation Plan for Non-Employee Directors shall be distributed in the following manner:

☐	lump sum
☐	annual installments over ____ years (not to exceed 10 years)

The undersigned acknowledges that this election is irrevocable and replaces any and all prior elections as to the manner of distribution for all Fees (and earnings), which were deferred or may be deferred under the Deferred Compensation Plan for Non-Employee Directors.

By: _____________________________________	Date: _________________________

Return completed form to:	Cynthia Heath, Station 2988
Emerson Electric Co.
8000 W. Florissant Avenue
St. Louis, MO 63136